Exhibit 99.1

FOR IMMEDIATE RELEASE

Mercury Computer Systems Reports Second Quarter FY08 Results

Revenues grow to $52.6 million, with a positive book-to-bill ratio of 1.1,

GAAP losses per share of $0.28, and non-GAAP earnings per share of $0.04

CHELMSFORD, Mass. — January 23, 2008 — Mercury Computer Systems, Inc. (NASDAQ: MRCY) reported results for its second quarter of fiscal 2008, which ended December 31, 2007.

Second quarter revenues were $52.6 million, up 7% from first quarter revenues of $49.2 million. The book-to-bill ratio was 1.1 for the quarter.

Second quarter GAAP operating losses were $5.8 million. Second quarter GAAP net losses were $6.1 million. GAAP diluted losses per share were $0.28 for the second quarter. GAAP operating losses include $5.6 million in charges, consisting of $3.6 million in stock-based compensation costs, $1.8 million in amortization of acquired intangible assets, and $0.2 million in restructuring costs. Excluding the impact of these charges, second quarter non-GAAP operating losses were $0.2 million. Second quarter non-GAAP net income was $0.8 million. Non-GAAP diluted earnings per share were $0.04 for the second quarter.

Cash flows from operating activities were a net outflow of $2.1 million in the second quarter. Cash, cash equivalents, and marketable securities as of December 31, 2007 were $156.4 million.

The Company’s total backlog at the end of the second quarter was $89.6 million, a $5.4 million sequential increase from the first quarter of the fiscal year. Of the current total backlog, $75.4 million represents shipments scheduled over the next 12 months.

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Mercury Computer Systems Reports Second Quarter Results for Fiscal 2008                                                                      Page 2

“I’m pleased with our second quarter results, and with our sequential growth in revenue and backlog. Although we still have much work to do in improving the underlying operations of the business, we’re continuing to see the benefits in the financial results of our restructuring efforts undertaken earlier in 2007,” said Mark Aslett, President and Chief Executive Officer of Mercury Computer Systems, Inc. “Going forward, we’ll work to improve profitability and cash flow while strengthening the core of the business.”

Advanced Computing Solutions (ACS) — Revenues for the second quarter from ACS were $46.7 million, up $4.5 million or 11% from the first quarter, and now represent 89% of the Company’s total revenues. Approximately 63% of ACS’s revenues related to defense, compared to approximately 52% in the same quarter last year.

“The financial results for ACS reflect continued strength in our defense business, and our continued commitment to leading the high-performance computing industry with sophisticated, COTS-based solutions,” said Mark Aslett. “We’re particularly pleased to announce key design wins this quarter with Raytheon and Hughes, two Tier 1 OEM customers that rely on Mercury to provide highly sophisticated, cost-efficient computing solutions for very challenging requirements in the defense and commercial markets.”

Visage Imaging (Visage) — Revenues for the quarter for Mercury’s wholly owned subsidiary were $3.0 million, a decline of $0.9 million from the first quarter of the fiscal year.

“Despite a challenging quarter, I remain excited about the potential for Visage Imaging going forward. The innovative capabilities of the Visage product portfolio were very well received at RSNA this past November. Furthermore, the 2007 Frost & Sullivan Product Line Strategy Leadership Award presented to Visage in the second quarter suggests that we have the right product at the right time in the marketplace,” said Mark Aslett. “In addition, we signed key agreements during the quarter with Siemens, Agfa HealthCare, and other leading medical providers to enable enterprise-wide advanced 3D visualization capabilities using the Visage platform.”

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Mercury Computer Systems Reports Second Quarter Results for Fiscal 2008                                                                      Page 3

Other — Combined revenues from Mercury’s other business segments totaled $2.9 million.

Business Outlook

This section presents our current expectations and estimates, given current visibility, on our business outlook for the upcoming fiscal quarter and the fiscal year. It is possible that actual performance will differ materially from the estimates given — either on the upside or on the downside. Investors should consider all of the risks, including those listed in the Safe Harbor Statement below, with respect to these estimates, and make themselves aware of the risk factors that may impact the Company’s actual performance.

For the third quarter of fiscal year 2008, revenues are currently expected to be in the range of approximately $53 to $55 million. The Company currently expects third quarter fiscal 2008 GAAP losses per share to be in the range of a loss of $0.28 to a loss of $0.22. Excluding the impact of stock-based compensation costs and amortization of acquired intangible assets, third quarter fiscal year 2008 non-GAAP losses per share are currently expected to be in the range of a loss of $0.04 to break-even.

For the full year, the Company currently expects revenues to be in the range of approximately $209 to $214 million, a decline from the previously guided approximation of $225 million. The Company currently expects fiscal year 2008 GAAP losses per share to be in the range of a loss of $0.96 to a loss of $0.83. Excluding the impact of stock-based compensation costs, amortization of acquired intangible assets, and restructuring costs, fiscal year 2008 non-GAAP earnings per share are currently expected to be in the range of $0.08 to $0.17.

“In the short term, we will focus on improving the underlying operations of the business to improve operating cash flow while continuing to align the organization,” Mr. Aslett said. “Furthermore, in the midterm we intend to focus on strengthening and growing the core business by working to accelerate new product development and improve market penetration. Our current long-term goal is to improve Mercury’s strategic position, in part through increasing our software and service offerings that target more attractive markets. Finally, we will continue to seek opportunities to maximize the return to shareholders from the Company’s portfolio of businesses.”

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Mercury Computer Systems Reports Second Quarter Results for Fiscal 2008                                                                      Page 4

Second Quarter Highlights

October – Raytheon, a technology leader specializing in defense, homeland security, and other government markets throughout the world, selected Mercury to provide the COTS-based (commercial off-the-shelf) wideband modem subsystem platform as part of its recent HDR-RF (High Data Rate-Radio Frequency) Ground Modem contract from the US Air Force, for defense communications. Mercury will provide Raytheon with its Waveform-Ready™ WBDLS (wideband data links and satellite communications) modem platform and middleware for the software radio. Mercury Waveform-Ready processing platforms combine the latest processor, transceiver, and interconnect technologies with the Component Portability Infrastructure to help customers meet the challenge of evolving standards and available technologies.

November – Mercury was recognized as a leader in the field of High Productivity Computing (HPC), gaining top honors in the 2007 HPCwire Awards. The Mercury MultiCore Plus™ Software Development Kit (SDK) for the PLAYSTATION®3 was chosen by HPCwire readers and editors as the Best Price/Performance HPC Software Product. HPCwire, a global online publication and website portal that covers the entire ecosystem of HPC and champions the annual HPCwire Awards, is the most recognized and accessed news and information site for the HPC community, with global readership that tops several hundred thousand.

November – Siemens Medical Systems signed an agreement with Visage Imaging, Inc., Mercury’s wholly owned subsidiary focused on the life sciences markets, to integrate the Visage advanced 3D thin client platform into the Siemens SIENET Magic product line. The combined solution will be offered as a product upgrade to Siemens SIENET customers that plugs into the IT infrastructure, taking advantage of the existing configuration of users, image access rights, and DICOM routing. The agreement enables Siemens to deliver advanced 3D visualization and image distribution solutions to hospitals and imaging centers worldwide.

November – Agfa HealthCare signed a worldwide agreement with Visage Imaging to integrate the Visage CS Thin Client/Server into Agfa’s IMPAX™ product line to provide enterprise-wide

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Mercury Computer Systems Reports Second Quarter Results for Fiscal 2008                                                                      Page 5

advanced visualization capabilities based on 3D thin client technology. The solution enables Agfa to achieve increased performance levels for loading and viewing large studies such as multi-slice CT throughout the hospital enterprise, while taking advantage of the existing RIS/PACS (Radiology Information System/Picture Archiving and Communications System) infrastructure.

November – Medicsight, an industry leader in the development of enterprise-wide CAD software for use by the medical imaging community to aid in earlier detection of disease, entered into a partnership with Visage Imaging for the joint development of an advanced CT colonography solution, which will be fully integrated with the Visage Thin Client/Server platform. The CT colonography application is designed to be an integral part of the PACS infrastructure and workflow, providing server-based performance and consistent data access across the entire healthcare enterprise, and removing the need for costly, dedicated workstations.

December – Hughes Network Systems, LLC, the global leader in providing broadband satellite networks and services for large enterprises, governments, small businesses, and consumers, awarded a multi-year contract to Mercury to provide AdvancedTCA-based (ATCA) modules and services as part of a fully integrated commercial satellite base station communications platform. The contract will support multiple Hughes programs in which the Mercury solution will support signal processing computing requirements necessary to provide mobile phone access to consumers, using a combination of satellite and terrestrial links in less densely populated areas.

December – Mercury extended its offering of ATCA products with second-generation Ensemble™ switch and carrier blades to address a broad range of high-bandwidth, low latency communications, industrial control, and defense applications. As cornerstone products in Mercury’s Ensemble ATCA systems, the enhancements were driven by specific customer requirements to extend the capabilities of the RapidIO and Ethernet subsystems, and enable Mercury to address the toughest application requirements for customers deploying next-generation base station and industrial control-loop applications, and various signal processing applications in defense.

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Mercury Computer Systems Reports Second Quarter Results for Fiscal 2008                                                                      Page 6

Conference Call Information

Mercury will host a conference call on Wednesday, January 23, 2008 at 5:00 p.m. EST to discuss the second quarter fiscal 2008 results and review the financial and business outlook for the remainder of the year.

To listen to the conference call, dial (888) 819-8006 in the USA and Canada, and for international, dial (913) 981-5585. The conference code number is 6165074. Please call five to ten minutes prior to the scheduled start time. This call will also be broadcast live over the web at www.mc.com/investor under Financial Events.

A replay of the call by telephone will be available from approximately 8:00 p.m. EST on Wednesday, January 23 through 8:00 p.m. EST on Friday, February 1. To access the replay, dial (888) 203-1112 in the USA and Canada, and for international, dial (719) 457-0820. Enter access code 6165074. A replay of the webcast of the call will be available for an extended period of time on the Financial Events page of the Company’s website at www.mc.com/investor.

Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides non-GAAP financial measures adjusted to exclude certain non-cash and other specified charges, which the Company believes are useful to help investors better understand its past financial performance and prospects for the future. However, the presentation of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes these non-GAAP financial measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with their corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial results discussed in this press release is contained in the attached exhibits.

Forward-Looking Safe Harbor Statement

This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the Company’s strategic plans, business outlook, and its fiscal 2008 business performance and beyond. You can identify these statements by our use of the words “may,” “will,” “should,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” and similar

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Mercury Computer Systems Reports Second Quarter Results for Fiscal 2008                                                                      Page 7

expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, continued funding of defense programs and the timing of such funding, changes in the U.S. Government’s interpretation of federal procurement rules and regulations, market acceptance of the Company’s products, shortages in components, production delays due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, and difficulties in retaining key customers. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s recent filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended June 30, 2007. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

Mercury Computer Systems, Inc. – Where Challenges Drive Innovation

Mercury Computer Systems is the leading provider of computing systems and software for data-intensive applications that include image processing, signal processing, and visualization. With a strong commitment to innovation, our expertise in algorithm optimization, systems development, and silicon design is blended with software application knowledge and industry-standard technologies to solve unique computing challenges. We work closely with our customers to architect solutions that have a meaningful impact on everyday life: detecting aneurysms; designing safer, more fuel-efficient aircraft; identifying security threats; discovering oil; developing new drugs; and visualizing virtually every aspect of scientific investigation.

Mercury’s comprehensive, purpose-built solutions capture, process, and present data for the world’s largest medical imaging companies, 8 of the 10 top defense prime contractors, and other leading Fortune 500 and mid-market companies in semiconductor, energy, telecommunications, and other industries. Our dedication to performance excellence and collaborative innovation continues a 24-year history in enabling customers to stay at the forefront of the markets they serve.

Mercury is based in Chelmsford, Massachusetts and serves customers worldwide through a broad network of direct sales offices, subsidiaries, and distributors. We are listed on the Nasdaq Global Select Market (NASDAQ: MRCY). Visit Mercury at www.mc.com.

# # #

Contact:

Mark Aslett, President and Chief Executive Officer

978-967-1776 / maslett@mc.com

Robert Hult, SVP, Chief Financial Officer

978-967-1990 / rhult@mc.com

PLAYSTATION is a registered trademark of Sony Computer Entertainment Inc. Ensemble, MultiCore Plus, Visage, Visage Imaging, and Waveform-Ready are trademarks of Mercury Computer Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

MERCURY COMPUTER SYSTEMS, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2007	June 30, 2007
Assets
Current assets:
Cash and cash equivalents	$72,384	$51,293
Marketable securities	77,816	72,482
Accounts receivable, net	43,321	36,203
Inventory	24,333	22,410
Deferred tax assets, net	361	1,637
Prepaid expenses and other current assets	5,633	9,726

Total current assets	223,848	193,751

Marketable securities	6,189	33,350
Property and equipment, net	12,243	14,764
Goodwill	97,456	94,622
Acquired intangible assets, net	11,222	14,526
Deferred tax assets, net	1,377	2,085
Other non-current assets	6,241	7,167

Total assets	$358,576	$360,265

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$13,120	$14,659
Accrued expenses	7,337	14,221
Accrued compensation	10,391	9,403
Notes payable and current capital lease obligation	124	140
Income taxes payable	2,486	1,273
Deferred revenues and customer advances	16,745	13,375

Total current liabilities	50,203	53,071

Notes payable and non-current capital lease obligation	125,040	125,083
Accrued compensation	1,928	1,918
Deferred tax liabilities	452	392
Deferred gain on sale-leaseback	9,606	10,184
Other long-term liabilities	1,638	960

Total liabilities	188,867	191,608

Shareholders’ equity:
Common stock	217	214
Additional paid-in capital	96,379	89,332
Retained earnings	66,593	75,988
Accumulated other comprehensive income	6,520	3,123

Total shareholders’ equity	169,709	168,657

Total liabilities and shareholders’ equity	$358,576	$360,265

MERCURY COMPUTER SYSTEMS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three months ended December 31,		Six months ended December 31,
	2007	2006	2007	2006
Net revenues	$52,642	$57,920	$101,824	$106,867
Cost of revenues (1)	21,120	25,249	38,820	47,197

Gross profit	31,522	32,671	63,004	59,670

Operating expenses:
Selling, general and administrative (1)	21,810	22,938	40,987	43,621
Research and development (1)	13,538	15,131	27,243	29,584
Amortization of acquired intangible assets	1,829	1,777	3,631	3,549
In-process research and development	—	—	—	3,060
Impairment of long-lived assets (2)	—	—	—	79
Restructuring	192	287	247	977

Total operating expenses	37,369	40,133	72,108	80,870

Loss from operations	(5,847)	(7,462)	(9,104)	(21,200)
Interest income	2,116	1,601	4,223	3,399
Interest expense	(840)	(1,594)	(1,685)	(2,548)
Other income, net	98	2,605	401	2,622

Loss before income taxes	(4,473)	(4,850)	(6,165)	(17,727)

Income tax provision (benefit)	1,614	(3,815)	3,230	(5,039)

Net loss	$(6,087)	$(1,035)	$(9,395)	$(12,688)

Net loss per share:
Basic	$(0.28)	$(0.05)	$(0.44)	$(0.60)

Diluted	$(0.28)	$(0.05)	$(0.44)	$(0.60)

Weighted average shares outstanding:
Basic	21,607	21,174	21,541	21,150

Diluted	21,607	21,174	21,541	21,150

(1) Includes stock-based compensation expense, which was allocated as follows:
Cost of revenues	$185	$122	$284	$51
Selling, general and administrative	$2,677	$2,379	$4,588	$4,135
Research and development	$734	$590	$1,382	$1,128

(2) Impairment of long-lived assets consists of:
Impairment of non-compete agreement	$—	$—	$—	$79

MERCURY COMPUTER SYSTEMS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three months ended December 31,		Six months ended December 31,
	2007	2006	2007	2006
Cash flows from operating activities:
Net loss	$(6,087)	$(1,035)	$(9,395)	$(12,688)
Depreciation and amortization	3,891	4,533	7,878	8,939
In-process research and development	—	—	—	3,060
Other and non-cash items, net	5,755	1,445	8,193	2,914
Changes in operating assets and liabilities	(5,627)	(10,252)	(4,782)	(12,971)

Net cash (used in) provided by operating activities	(2,068)	(5,309)	1,894	(10,746)

Cash flows from investing activities:
Sales of marketable securities, net	23,312	13,638	21,948	19,903
Purchases of property and equipment, net	(968)	(1,545)	(1,734)	(4,076)
Acquisitions, net of cash acquired, and acquired intangible assets	—	(115)	(2,400)	(1,612)
Redemption of insurance policies	324	—	324	—

Net cash provided by investing activities	22,668	11,978	18,138	14,215

Cash flows from financing activities:
Proceeds from employee stock option and purchase plans	700	586	1,145	1,058
Repurchases of common stock	(71)	(50)	(349)	(69)
Payments of principal under notes payable and capital leases, net	(31)	(9,858)	(61)	(10,704)
Gross tax (shortfall) windfall from stock-based compensation	(220)	25	3	46

Net cash provided by (used in) financing activities	378	(9,297)	738	(9,669)

Effect of exchange rate changes on cash and cash equivalents	161	24	321	(47)

Net increase (decrease) in cash and cash equivalents	21,139	(2,604)	21,091	(6,247)

Cash and cash equivalents at beginning of period	51,245	19,340	51,293	22,983

Cash and cash equivalents at end of period	$72,384	$16,736	$72,384	$16,736

UNAUDITED SUPPLEMENTAL INFORMATION—RECONCILIATION OF GAAP TO NON-GAAP MEASURES

The Company provides non-GAAP operating (losses) income, non-GAAP net income (losses), and non-GAAP basic and diluted earnings (losses) per share as supplemental measures to GAAP regarding the Company’s operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Stock-based compensation expense. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates and the expected term and forfeiture rates of the awards. In accordance with SFAS No. 123R, stock-based compensation expense is calculated as of the grant date of each stock-based award, and generally cannot be changed or influenced by management after the grant date. Management believes that exclusion of these expenses allows comparisons of operating results that are consistent with periods prior to the Company’s adoption of SFAS No. 123R, and allows comparisons of the Company’s operating results to those of other companies, both public, private or foreign, that either are not required to adopt SFAS No. 123R, or disclose non-GAAP financial measures that exclude stock-based compensation.

Amortization of acquired intangible assets. The Company incurs amortization of intangibles related to various acquisitions it has made in recent years. These intangible assets are valued at the time of acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Management believes that exclusion of these expenses allows comparisons of operating results that are consistent over time for both our newly-acquired and long-held businesses.

In-process research and development. The Company incurs in-process research and development expenses when technological feasibility for acquired technology has not been established at the acquisition date and no future alternative use for such technology exists. These costs do not relate to the Company’s ongoing operations and generally cannot be changed or influenced by management at the time of or after the acquisition. Management believes that exclusion of these expenses allows comparisons of operating results that are consistent over time for both our newly-acquired and long-held businesses.

Impairment of acquired intangible assets in business combinations. The Company incurs impairment charges of acquired intangible assets in business combinations, such as a non-compete agreement, based on events that may or may not be within the control of management. Management believes this item is outside the normal operations of the Company’s business and is not indicative of ongoing operating results, and that exclusion of this expense allows comparisons of operating results that are consistent across past, present and future periods.

Restructuring. The Company incurs restructuring charges in connection with management’s decisions to undertake certain actions to realign operating expenses through workforce reductions and the closure of certain Company facilities. Management believes this item is outside the normal operations of the Company’s business and is not indicative of ongoing operating results, and that exclusion of this expense allows comparisons of operating results that are consistent across past, present and future periods.

Adjustments for related tax impact. Finally, for purposes of calculating non-GAAP net income (losses) and non-GAAP basic and diluted earnings (losses) per share, management adjusts the provision (benefit) for income taxes to tax effect the non-GAAP adjustments described above as they have a significant impact on the Company’s income tax provision (benefit).

Management excludes the above-described expenses and their related tax impact from its internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to the Company’s board of directors, determining the portion of bonus compensation for executive officers and other key employees based on operating performance, evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various initiatives and operational requirements. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making.

These non-GAAP financial measures have not been prepared in accordance with GAAP, and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the non-GAAP financial adjustments described above, and investors should not infer from the Company’s presentation of these non-GAAP financial measures that these costs are unusual, infrequent or non-recurring.

The following tables reconcile the non-GAAP financial measures to their most directly comparable GAAP financial measures.

(in thousands, except per share data)
	Three months ended December 31,		Six months ended December 31,
	2007	2006	2007	2006
Loss from operations	$(5,847)	$(7,462)	$(9,104)	$(21,200)
Stock-based compensation	3,596	3,091	6,254	5,314
Amortization of acquired intangible assets	1,829	1,777	3,631	3,549
In-process research and development	—	—	—	3,060
Impairment of non-compete agreement	—	—	—	79
Restructuring	192	287	247	977

Non-GAAP (loss) income from operations	$(230)	$(2,307)	$1,028	$(8,221)

	Three months ended December 31,		Six months ended December 31,
	2007	2006	2007	2006
Net loss	$(6,087)	$(1,035)	$(9,395)	$(12,688)
Stock-based compensation	3,596	3,091	6,254	5,314
Amortization of acquired intangible assets	1,829	1,777	3,631	3,549
In-process research and development	—	—	—	3,060
Impairment of non-compete agreement	—	—	—	79
Restructuring	192	287	247	977
Tax impact of excluding the above items	1,271	(3,907)	2,040	(3,615)

Non-GAAP net income (loss)	$801	$213	$2,777	$(3,324)

Non-GAAP net income (loss) per share:
Basic	$0.04	$0.01	$0.13	$(0.16)

Diluted	$0.04	$0.01	$0.13	$(0.16)

Non-GAAP weighted average shares outstanding:
Basic	21,607	21,174	21,541	21,150

Diluted (1)	22,043	21,464	21,903	21,150

(1)	When calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Assuming a 30% tax rate, dilution occurs when net income is $3.0 million per quarter. Accordingly, for non-GAAP net income (loss) per share for the three months and six months ended December 31, 2007 and December 31, 2006, diluted shares exclude the conversion of the convertible debt as the effect would be anti-dilutive.

MERCURY COMPUTER SYSTEMS, INC.

RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE

Year ending June 30, 2008

	RANGE
	(Loss) Income Per Share— Diluted	(Loss) Income Per Share— Diluted
GAAP expectation	$(0.96)	$(0.83)
Adjustment to exclude stock-based compensation	0.57	0.57
Adjustment to exclude amortization of acquired intangible assets	0.33	0.33
Adjustment to exclude restructuring	0.01	0.01
Adjustment for tax impact	0.13	0.09

Non-GAAP expectation	$0.08	$0.17

RECONCILIATION OF FORWARD-LOOKING GUIDANCE
Quarter ending March 31, 2008
	Loss Per Share—Diluted	Loss (Income) Per Share— Diluted
GAAP expectation	$(0.28)	$(0.22)
Adjustment to exclude stock-based compensation	0.14	0.14
Adjustment to exclude amortization of acquired intangible assets	0.08	0.08
Adjustment for tax impact	0.02	—

Non-GAAP expectation	$(0.04)	$0.00

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